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                                                                   EXHIBIT 99.1

                 SUPPLEMENTAL AGREEMENT OF SCHEID VINEYARDS INC.

     Scheid Vineyards Inc. ("SVI") hereby agrees to furnish supplementally to the Securities and Exchange Commission a copy of any of Exhibits A, B and C-2 to Exhibit 10.1 to SVI's Quarterly Report on Form 10-QSB, which have been omitted therefrom.